UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026
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Cushman & Wakefield Ltd.
(Exact name of registrant as specified in its charter)
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Bermuda	001-38611	98-1896559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

+1 441 295 1422
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	CWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On May 15, 2026, Cushman & Wakefield U.S. Borrower, LLC (the “Issuer”), a wholly-owned subsidiary of Cushman & Wakefield Ltd., completed the partial redemption of $100 million of the aggregate principal amount of the Issuer’s outstanding 6.750% Senior Secured Notes due May 2028 (CUSIP 23166MAA1; U1272MAA5) (the “2028 Notes”). Following this partial redemption, $550 million aggregate principal amount of the 2028 Notes remains outstanding.
Capitalized terms used and not otherwise defined in this Current Report on Form 8-K shall have the respective meanings ascribed to them in the Indenture governing the 2028 Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSHMAN & WAKEFIELD LTD.

Date: May 15, 2026
/s/ Neil Johnston
Neil Johnston
Executive Vice President, Chief Financial Officer